U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 17, 2007

Photonic Products Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey		07647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Photonic Products Group, Inc. (PPGI, the “Company”) today announced that John R. Ryan, age 38, joined PPGI on December 17, 2007 and was appointed an officer of the Company with the title of Vice President, Sales and Marketing effective on that date. Ms. Devaunshi Sampat, who served as the Company’s Vice President, Sales and Marketing prior to Mr. Ryan, and who we previously announced will be leaving the Company, effective December 31, will continue through year-end as an officer of the Company with the title of Vice President of Special Projects.

Mr. Ryan has served since 2005 as Director of Sales for Labsphere, Inc., a privately held manufacturer of electro-optical test and measurement products, which was subsequently acquired by Halma, Plc. John was a key member of their executive team, responsible for all domestic and international sales channels. From 2003 through 2005, John was Director of North American Sales for Xtera Communications, Inc., a supplier of DWDM systems. Earlier, from 1993 through 2003, he held positions as Regional Sales Manger for Photon Dynamics and Electro Scientific Industries, manufacturers of optical inspection equipment and laser-based process equipment respectively. Mr. Ryan received his Bachelor of Science degree from Merrimack College in Business Administration and Marketing in 1992.

9.01 Financial Statements and Exhibits

(d)  The following exhibits are filed with this report.

Number	Description

99.1	Press Release, dated December 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 17, 2007
	By:	/s/ Daniel Lehrfeld
(Daniel Lehrfeld)
Chief Executive Officer